UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2008

Omrix Biopharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51905	52-2147005
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Rockefeller Center, Suite 2322, New York, New York		10020
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-6500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Omrix Biopharmaceuticals, Inc. (the "Company") has appointed Asaf Alperovitz, age 38, as Chief Financial Officer ("CFO") of the Company, effective October 23, 2008.

Before joining the Company, Mr. Alperovitz most recently served as Chief Financial Officer of Tefron Ltd. ("Tefron"). Mr. Alperovitz joined Tefron in 2005. From 2003 until 2005, Mr. Alperovitz was CFO of Corigin Ltd., an international enterprise software company. Prior to 2003, Mr. Alperovitz held a variety of management positions with Ernst & Young in Israel and the United States. Mr. Alperovitz is a Certified Public Accountant and holds a Bachelor's degree in Accounting and Economics and a Masters in Business Administration from Tel-Aviv University.

In connection with Mr. Alperovitz’s appointment as CFO, on August 6, 2008, the Company entered into an employment agreement with Mr. Alperovitz, effective October 23, 2008. The agreement shall continue until either the Company or Mr. Alperovitz gives 150 days’ prior written notice to the other party of the intent to terminate the agreement. Under the agreement, Mr. Alperovitz is entitled to receive a U.S. equivalent annual base salary of $268,672, and an annual bonus award of up to 40% of his annual base salary based on the Company’s and individual performance measures established each year by the Company’s CEO and board of directors. Pursuant to the terms of the agreement, Mr. Alperovitz was granted stock options to purchase 60,000 shares of the Company’s common stock under the Company’s 2006 Equity Incentive Plan. The stock options are scheduled to vest in equal annual installments over four years (with accelerated vesting upon our change of control, as such term is defined in the agreement), generally subject to Mr. Alperovitz’s continued employment with the Company.

Mr. Alperovitz has agreed that he will not compete with the Company for a period of one year following termination of his employment for any reason. Mr. Alperovitz is also bound by a separate employee undertaking, which contains the Company’s standard confidentiality, proprietary information, assignment of inventions, and non-solicitation covenants.

During the term of Mr. Alperovitz’s employment agreement with the Company, if the Company terminates Mr. Alperovitz’s employment without "cause," Mr. Alperovitz is entitled to receive during the 150 day notice period all of the salary and benefits afforded to him under the agreement, other than paid vacation and sick leave.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omrix Biopharmaceuticals, Inc.

August 11, 2008	By:	/s/ Nanci Prado

Name: Nanci Prado
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement, dated August 6, 2008, by and between Omrix Biopharmaceuticals, Inc. and Asaf Alperovitz.
99.2	Press Release, dated August 11, 2008, announcing the hiring of new chief financial officer.